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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of Earliest Event Reported): May 13, 1999



                         PROVIDENT AMERICAN CORPORATION
                         ------------------------------
             (Exact name of registrant as specified in its charter)




Pennsylvania                            0-13591                  23-2214195
------------                            -------                  ----------
(State or other                 (Commission File Number)     (I.R.S. Employer
jurisdiction of incorporation)                               Identification No.)



                2500 DeKalb Pike, Norristown, Pennsylvania 19404
                ------------------------------------------------
                (Address of principal executive offices/Zip Code)


Registrant's telephone number, including area code:  (610) 279-2500


Former name, former address, and former fiscal year, if changed since last report: N/A


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                                EXPLANATORY NOTE
                                ----------------

         On June 22 1999, Provident American Corporation ("Provident" or the "Company") filed a Current Report on Form 8-K to report that effective on May 13, 1999 the Company entered into several transactions set forth below which resolved certain disputes which existed between the Company, its subsidiary, HealthAxis.com, Inc. ("HealthAxis") and HealthPlan Services, Inc. and HealthPlan Services Corporation ("HPS"). The purpose of this Form 8-K/A is to clarify the description of the agreement under the caption "Commitment to pay outstanding HPS service fees to HPS".

Item 5.  Other Matters.

         On May 13, 1999 the Company entered into several transactions set forth below which resolved certain disputes which existed between the Company, its subsidiary, HealthAxis.com, Inc. ("HealthAxis") and HealthPlan Services, Inc. and HealthPlan Services Corporation ("HPS").

         Sale of Montgomery Management: Effective March 31, 1999 the Company sold its remaining 20% of Montgomery Management Corporation ("MMC") common stock to HPS for a purchase price of $1.5 million, payment of which was made by a set off of a like amount against future service fees otherwise due by the Company to HPS.

         Under the terms of a previous agreement, in February 1998, the Company sold to HPS for $4 million, 49% of MMC common stock along with a warrant to purchase an additional 31% of MMC's common stock for one dollar. Immediately prior to the sale MMC declared a dividend payable to Provident Indemnity Life Insurance Company, a subsidiary of the Company, equal to MMC's total equity. During the fourth quarter of 1998 HPS exercised the warrant to purchase the additional 31% of MMC's common stock for $8,000.

         Commitment to pay outstanding HPS service fees to HPS: In conjunction with the sale of MMC described above, the Company entered into a settlement agreement to resolve a number of disputes which had arisen between the Company and HPS relative to HPS' performance of administrative services under an HPS outsourcing agreement of the now ceded block of the Company's health business. The companies agreed to settle all differences and claims related to the HPS outsourcing agreement and certain actions taken by HealthAxis regarding HealthAxis' obligations under agreements between the parties. Also, in accordance with the terms of the settlement agreement, HPS exercised a warrant granted in 1998 in connection with the HPS e-commerce Agreement dated May 29, 1998, and purchased 100,000 shares of Company common stock for a purchase price of $900,000. The purchase price was paid by a setoff of a like amount against the service fees owed by the Company to HPS. The remaining balance of the services fees owed by the Company to HPS, in the amount of $1,267,000, is required to be paid by the Company to HPS on or before June 30, 1999, whereupon the Company's obligation to pay service fees shall be terminated.

       Stock Purchase Agreement to buy-back HealthAxis common stock from HPS: On May 13, 1999 the Company entered into a Stock Purchase Agreement for the purchase of 1,415,000 shares of HealthAxis common stock from HPS for $7,040,000 to close on or before June 30, 1999. If the Company does not close on or before June 30, 1999 the Company will pay HPS a late fee of

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$100,000 to extend closing until July 30, 1999. If a closing does not occur by
July 30, 1999, the purchase price per share shall increase by 8 1/2% per month until closing, which is required to occur on or before November 1, 1999.


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Item 7.  Financial Statements and Exhibits.

         (a)      Financial Statements of business acquired.

                  Not applicable.

         (b)      Proforma Financial Information.

                  Not applicable.

         (c)      Exhibits.

                  Settlement Agreement among Provident American Corporation, Provident Indemnity Life Insurance Company, individually and as Assignee of Provident American Life & Health Insurance Company, HealthAxis.com, Inc., HealthPlan Services, Inc., HealthPlan Services Corporation and Montgomery Management Corporation, effective as of March 31, 1999. [Previously filed under the Company's Form 8-K filed on June 22, 1999.]



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PROVIDENT AMERICAN CORPORATION


Date:    June 29, 1999                   By: /s/ Alvin H. Clemens
                                             -------------------------------
                                         Alvin H. Clemens
                                         Chairman of the Board and
                                         Chief Executive Officer


Date:    June 29, 1999                   By:   /s/ Francis L. Gillan III
                                         -----------------------------------
                                         Francis L. Gillan III
                                         Chief Financial Officer and Treasurer